Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optio Software, Inc.

Atlanta, Ga.

We hereby consent to the incorporation by reference in the registration statement of Optio Software, Inc. on Form S-8 (File No. 333-39028) of our report dated April 12, 2005, except for Note 6 which is as of April 27, 2005, relating to the consolidated financial statements and schedule of Optio Software, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005.

/s/ BDO Seidman, LLP

Atlanta, Georgia

April 29, 2005